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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cohu, Inc. of our report dated February 3, 1997, included in the 1996 Annual Report to Stockholders of Cohu, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) and in the related Prospectuses of our report dated February 3, 1997, with respect to the consolidated financial statements of Cohu, Inc., incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                ERNST & YOUNG LLP


San Diego, California
March 14, 1997